UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
  On August 31, 2004, WesBanco, Inc. ("WesBanco") issued a press release announcing that it completed the acquisition of Western Ohio Financial Corporation ("Western Ohio") and the merger of Western Ohio's affiliate, Cornerstone Bank, with and into WesBanco’s affiliate, WesBanco Bank, Inc. in accordance with the Agreement and Plan of Merger dated April 1, 2004, as amended by the First Amendment to Agreement and Plan of Merger dated July 13, 2004. The release is attached hereto as Exhibit 99.1. Copies of the Agreement and Plan of Merger and First Amendment to Agreement and Plan of Merger are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this report.
  As of June 30, 2004, Western Ohio had total assets of approximately $410.8 million, deposits of $257.4 million and stockholders’ equity of $45.3 million, and has 7 branch offices and 15 ATM’s.
  Prior to the execution of the Agreement and Plan of Merger, there were no material relationships between WesBanco and Western Ohio.
  The aggregate purchase price for the acquisition was approximately $70.8 million through the exchange of a combination of WesBanco’s common stock and cash for Western Ohio common stock. The purchase price is subject to post-closing adjustments. For each share of Western Ohio common stock that a Western Ohio shareholder owned they will receive, at their election, either $35.00 in cash or 1.18 shares of WesBanco common stock, subject to certain limitations. The exchange is structured to be a 55% stock and 45% cash transaction. The purchase was funded through the issuance of 1,177,753 shares of WesBanco common shares held in treasury with the balance of the purchase price paid from WesBanco’s available cash.
Item 9.01 Financial Statements and Exhibits
  Not applicable
  Not applicable
  The following exhibits are included with this report
Exhibit No.             Description

* 2.1  Agreement and Plan of Merger dated April 1, 2004 between WesBanco Inc, WOFC, Inc, and Western Ohio Financial Corporation.

**2.2 First Amendment to Agreement and Plan of Merger dated April 13, 2004 between WesBanco Inc, WOFC, Inc, and Western Ohio Financial Corporation.

  99.1 Press release issued by WesBanco, Inc., dated August 31, 2004.
* Incorporated by reference to Exhibit 2.1 to WesBanco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004.

** Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to WesBanco’s Registration Statement on Form S-4 filed on July 14, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

September 3, 2004	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief Financial Officer